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LOSS PER SHARE

Computation of loss per share
(in thousands, except per share data)

                                                   Three Months Ended March 31,
                                                       1998           1999
                                                  ------------  -------------

Net loss                                          $    (8,516)  $    (17,560)
                                                  ============  =============
Net loss attributable to common stockholders      $    (8,516)  $    (41,172)
                                                  ============  =============
Weighted average shares of common stock
outstanding used in computing basic and
diluted net loss per share outstanding                  1,934          5,483
                                                  ============  =============

Basic and diluted net loss per share
attributable to common shareholders               $     (4.40)  $      (7.51)
                                                  ============  =============

Shares of common stock used in computing
pro forma basic and diluted net loss per shar                         18,295
                                                                =============

Pro forma basic and diluted net loss per share                       $ (2.25)
                                                                =============